Exhibit 10.11

PRIVATE AND CONFIDENTIAL	Maybank Singapore Limited
Ref: CDU/EO(JL)/21 VISTPT	(UEN: 2O1SO4195C)
J. Sultan Business Centre
200 Jalan Sultan, #01-02
9 December 2020	Textile Centre, Singapore 199018
Tel: +65 6293 8982
Fax: +65 62921463
www.maybank2u.com.sg

Vistek Pte Ltd
39 Woodlands Close
#08-11 Mega@Woodlands
Singapore 737856

Dear Sirs,

Banking facilities

We are pleased to offer to you the following facilities (“Facilities”) on the terms and conditions stated in this Letter of Offer.

1.	Facilities

1.1	Facility type	Amount	Interest/Commission

For NetLink Project

(a)	Factoring facility (“FAC”)	S$1,500,000	Details, terms and conditions are as per Annexure A attached and in our Factoring Agreement

(b)	Banker’s Guarantee (“BG”)	S$1,500,000	As per our Bank’s Standard Pricing Guidelines

	Total	S$3,000,000

2.	Interest Rate

Our SGD Prime Rate is currently 5.25% per annum.

Notwithstanding the Interest Rate(s) stated in this Letter of Offer, the said Interest Rate(s) may, at our absolute discretion, be reviewed from time to time and at any time, and any such review may result in the variation, increase or adjustment of the said Interest Rate(s) (including as the case may be substitution or replacement of any benchmark rate with such other rate as we may determine). If we revise the Interest Rate(s), we will notify you of the effective date of the revised Interest Rate(s).

Interest will be computed on a 360, 365 or 366-day basis as we may determine at our discretion.

3.	Default Interest

Default interest (subject to a minimum of S$20 or its equivalent, rounded up to the nearest whole currency denomination) shall be payable at the rates stated below on such amounts payable and not paid when due or upon demand, as the case may be, and on any utilisation in excess of the approved limit for the following Facilities:

(i)	in respect of any Singapore Dollar denominated Facilities on term basis - at the rate of 3% per annum above the rate payable for such Facilities for such successive interest periods (if applicable) of such duration as we may determine,

MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

(ii)	in respect of TR Facilities - at such rate(s) per annum as may be stipulated in any of the Bank’s form, agreement or the Bank’s terms and conditions for TR Facilities,

(iii)	in respect of all other Facilities (not referred to in sub-clauses (i) and (ii)) granted in Singapore Dollars - at the rate of 5% per annum above our SGD Prime Rate or 3% per annum above the rate charged for such Facilities, whichever is the greater,

(iv)	in respect of any foreign currency denominated Facilities - at the rate of 2% per annum above the rate payable for such Facilities for such successive interest periods (if applicable) of such duration as we may determine unless expressly provided otherwise in any of the Bank’s form, agreement or the Bank’s terms and conditions for such Facilities.

Default interest, compounded on such basis as may be determined by us, is subject to our review and may be amended from time to time.

4.	Facility Fee

A non-refundable facility fee of S$3,000 is payable upon acceptance of this Letter of Offer.

5.	Annual Fee

An annual fee of S$ 1,000 (or such other amount as we may determine from time to time) shall be payable annually so long as the Facilities are being made available to you.

6.	Purpose

BG is for the issuance of performance bond for the NetLink Project.

FAC is for the financing of certified invoices for the NetLink Project.

Project Description	:	Supply of Services for Nationwide Broadband Network (NBN) (NLT/OIM/200085) (the “NetLink Project”)

Employer	:	NetLink Management Pte. Ltd. (in its capacity as trustee of NetLink Trust)

Contract Sum	:	S$26,590,000

Contract Period	:	1 October 2020 to 30 September 2023

7.	Use of Facilities

All Facilities granted in Singapore Dollars shall, unless otherwise agreed to by us, be utilised only in Singapore.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

8.	Security

8.1	BG facility and all monies owing shall be secured by:

(a)	Fresh Charge on Fixed Deposit in the name of Vistek Pte Ltd for S$1,500,000 (and interest thereon) placed with us.

8.2	The Facilities and all monies owing shall be secured by:

(a)	Fresh first fixed Charge over all your rights, benefits, interests and titles under, in and to all your present and future contracts financed by us, and the receivables, contract proceeds and all monies from time to time standing to the credit in your account(s) with us.

(b)	Fresh continuing personal joint and several Guarantee for all monies by Vivian Teo Jer Neng and Ho Teck Hong.

9.	Availability

The first drawdown of the Facilities shall be made (i) within three (3) months from the date of this Letter of Offer or (ii) where any part of the Facilities is to be secured by a Property where separate title has been issued, within four (4) months from the date of this Letter of Offer, or (iii) such later date as we may agree at our absolute discretion, subject to completion of all legal documentation.

10.	Legal Searches

The Facilities are granted subject to us being satisfied with the results of our winding-up, bankruptcy, causebook, title, property searches and all other searches as we deem necessary. In the event that any of these searches are unsatisfactory, we shall be entitled to cancel, recall or review the Facilities.

11.	Changes in Constitution

The mortgage of the Property and/or any security mortgaged, charged or pledged to us or over which we have a lien or right of set-off or otherwise howsoever taken from time to time by us as security (“the securities”) shall continue to be binding and enforceable notwithstanding any change in your constitution (if a firm or a limited liability partnership) whether by death, insanity, retirement, expulsion, admission or any change in your partners or otherwise and notwithstanding that the firm or limited liability partnership no longer carries on business or that the owner of the securities or any of the partners named in the securities ceases to be a partner of the firm or limited liability partnership or by any change howsoever in its constitution.

12.	Review

We may at our absolute discretion from time to time review and without prior notice vary, decrease, restructure, withdraw, cancel and/or recall the Facilities or any part thereof and/or require all or part of the monies outstanding under the Facilities to be repaid.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

13.	Expenses

All costs and expenses whatsoever including valuation fees, abortive costs, audit confirmation costs and legal costs and disbursements of whatsoever nature incurred by us shall be borne by you irrespective of whether the Facilities herein or the Security is proceeded with or aborted for whatever reason. All costs and expenses including legal costs and expenses incurred by us in enforcing the payment of monies owing in respect of the Facilities and/or the Security shall be payable by you on a full indemnity basis.

14.	Taxes

Any goods and services tax or other levies now or hereafter imposed by law or required to be paid in respect of any monies payable to or to be received by us or any expenses to be incurred by us shall (except to the extent prohibited by law) be borne by you.

15.	Opportunity to Bid and Right to Match

In the event that you or any of your subsidiaries plan for listing or require any other investment banking services, we shall be informed of such requirements and we or our affiliate shall be given the opportunity to provide a bid, and to match the best offer, for the provision of advice on the listing or the investment banking services required.

16.	General Conditions

(a)	The Terms and Conditions for Banking Facilities annexed hereto (Form No. MSL-113-1118) and any other standard terms and conditions relating to any of the Facilities shall apply. In the event of any inconsistency between the terms in this Letter of Offer and that set out in the Terms and Conditions for Banking Facilities, and/or any other standard terms and conditions relating to any of the Facilities, the terms in this Letter of Offer shall apply.

(b)	If we provide you with any SBLC or BG facilities, our prevailing terms and conditions applicable to SBLC and BG will apply to you. We attach copies of our current application forms (incorporating the terms and conditions) for SBLC and BG (collectively, the “SBLC and BG Terms”). The SBLC and BG Terms are incorporated by reference in this Letter of Offer and will form an integral part of the agreement between you and us. In the event of any inconsistency between the terms in this Letter of Offer and the SBLC and BG Terms, Clause 7.9 of each of the SBLC and BG Terms shall apply to determine the order of precedence in respect of such documents.

(c)	If we request, you must credit to an account designated by us a sum (the “Cash Collateral “) in an amount in any currency as we may in our discretion determine under or in relation to any contingent liabilities and for all notes or bills accepted, endorsed or discounted including but not limited to any SBLC and/or BG (“Payment Instrument”). You agree that we may use such Cash Collateral to meet any payment under any Payment Instrument or to satisfy any and/or all payment obligations at any time due, owing or incurred by you or any of your related corporations to us and/or any of our related corporations, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity) (“Payment Obligations”). We are not obliged to return any Cash Collateral to you until all the Payment Obligations which the Cash Collateral is covering has been (in our opinion) satisfied or discharged in full. No interest shall accrue on the Cash Collateral unless we otherwise agree in writing.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

(d)	Without prejudice to the generality of Clause 2 (Interest Rate), in the event of a market disruption, where the Interest Rate does not represent our effective cost of funding the Facilities, we shall be entitled to review and certify a substitute Interest Rate at our discretion, which shall take effect from the date of certification and for so long as such event or circumstances continue to subsist.

(e)	You shall open and maintain a Maybank SGD current account (the “Account”) with us for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the Facilities. You will:

(a)	utilise the services provided by us in connection with the Account and conduct your banking transactions through us using the Account; and

(b)	channel a proportionate amount of your cash management activities and banking transactions (such as transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to us.

The volume of your banking transactions and cash management activities shall commensurate with the amount of Facilities granted.

(f)	We shall be entitled to debit your account for all Facilities and annual fees, late fees, minimum payment due, instalments, interest and/or other monies payable.

(g)	The availability of the Facilities is conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to us and to our solicitors.

(h)	The Facilities are granted and may be availed to you subject to the availability of funds.

(i)	You are required to submit to us the following prior to the first utilisation of the Facilities:

(i)	a copy of your Constitution certified as a true copy by your director/company secretary.

(ii)	a copy of your Certificate of Incorporation certified as a true copy by your director/ company secretary.

(iii)	an extract of the Board of Directors’ Resolutions/an extract of Minutes of meeting of the Directors of your company certified as true extract EITHER:-

(a)	by your director and another director/your company secretary
OR
(b)	by your company secretary

duly authorising:

(X)	the acceptance of the Facilities upon the terms stated herein;

(Y)	the appointment of an authorised signatory(ies) to execute on behalf of your company all legal documents, notices and any other documents connected with the Facilities; and

(Z)	that in the event that any legal document, notice or other document connected with the Facilities is to be executed by your company as a deed, any director and the company secretary of your company or any one or more directors of your company be authorised to execute such legal document, notice or other document as a deed on behalf of your company in accordance with the Companies Act, Chapter 50 of Singapore and/or that the Common Seal of your company be affixed to such legal document, notice or other document in accordance with your company’s Constitution.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

(iv)	the Guarantee duly executed by the Guarantor(s).

(v)	where a Guarantor is an individual, a copy of the NRIC of the Guarantor.

(vi)	a declaration confirmation that the security providers have complied and/or will comply with the Bank Negara Malaysia’s (“BNM”) Foreign Exchange Administration Rules (“FEA Rules”), and/or where applicable, submission of evidence and relevant approval that the security providers have complied with the BNM’s Foreign Exchange Administration Rules.

(vii)	any other documents which we may reasonably require in connection with the Facilities.

Provided that we shall have the right to waive the requirement of any document or any condition and grant and advance any amount under the Facilities at any time.

24.	Special Conditions

(a)	You are to maintain a minimum tangible net worth of S$1,000,000 during the currency of the Facilities.

(b)	You are to maintain a gearing ratio of not exceeding 7x during the currency of the Facilities.

(c)	You are required to channel all your projects’ progress payments to us.

(d)	You are to provide a separate irrevocable confirmation that no floating charge has been or will be placed on all deposits (whether current and/or future) that are or will be pledged/charged to the Bank.

In relation to the NetLink Project

(e)	FAC facility is to be fully settled and cancelled on 30 December 2023.

(f)	BG facility is to be cancelled on 30 December 2023 or the expiry/return/cancellation of the project bond, whichever is earlier.

(g)	FAC proceeds are to be utilised to settle your TL-TBL instalment first.

(h)	You are to submit to us an original Letter of Undertaking by you to deposit all progress payments and proceeds from the NetLink Project into our Maybank FAC collection account.

A person who is not a party to this Letter of Offer may not enforce its terms pursuant to the Contracts (Rights of Third Parties) Act of Singapore.

We trust that the above arrangement is satisfactory to you.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this Letter of Offer within 14 days from the date hereof, together with a certified true extract of your Board Resolution, in the form attached, after which date, this offer shall lapse unless an extension has been requested for and agreed to by us.

Yours faithfully
for Maybank Singapore Limited

/s/ Liu Si Jian	/s/ Shawn Lee
Liu Si Jian	Shawn Lee
Head, Business Development	Business Development Manager
J Sultan Business Centre	J Sultan Business Centre

Enc.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

TERMS & CONDITIONS: FACTORING FACILITY (“FAC”)	ANNEXURE A

1.	Initial Percentage	:	Not exceeding 80% of the Net Invoice Value or such other percentage as may be agreed by us from time to time at our sole discretion.

2.	Service Charge	:	0.4% of the Gross Invoice Value and certification (subject to minimum sum of S$500 per month).

3.	Discount Charge	:	Our SGD Prime Rate (currently 5.25% per annum) payable monthly on the first day of each month.

4.	Administrative Charge	:	1% per month of the outstanding amount owing by the Customers on such Invoice being part or all the Net Invoice Value of such Invoice, payable on the first day of each subsequent month commencing more than 150 days from the date of the Invoice.

5.	Cancellation Charge (Before the activation of FAC)	:	If the facility is cancelled or otherwise aborted, for any reason whatsoever, after acceptance of the facility but before utilisation, then a cancellation charge of S$1,000 is payable. You hereby authorise us to debit the sum of S$1,000 from your account maintained with us or the cancellation charge is to be paid by cheque.

6.	Early Termination Charge (After the activation of FAC)	:	1% of the amount of the Maximum Advance Limit if all amounts owing under the facility is fully repaid and the facility is terminated within one (1) year from the date of this letter and shall be payable on the date of termination.

7.	Maximum Advance Limit (Client)	:	S$1,500,000

8.	Invoice Credit Term	:	Up to 30 days from invoice date.

9.	Settlement Date/Financing Period	:	Up to 60 days from invoice due date.

10.	Customers	:	The firms/companies as set out below or such other firms/ companies acceptable to us as we may at our discretion decide.

On Notification basis
NetLink Management Pte Ltd (in its capacity as trustee of NetLink Trust)

We reserve the right to review and vary the advance limits of the Customers or not to make any advance payments at all at our discretion.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

11.	Effectiveness of Assignments	:	(a)	You represent and warrant that there is no prohibition on assignment in any contract relating to any Invoice or if such prohibition exists, all consents required to give effect to all assignments of the Invoice in the Factoring Agreement (the “Required Assignments”) have been obtained.

			(b)	If notwithstanding the above, any Required Assignment in respect of any Invoice accepted by us is not legal, valid or binding in any way in respect of yourself or the Customer (as defined in the Factoring Agreement), all monies paid by us to you in respect of such Invoice shall be immediately and irrevocably repaid to us and until such repayment, shall be deemed to be a loan to you which shall be secured, amongst others, by the Charge over Contract.

12.	Right of Recourse	:	The Factoring facility is granted on a recourse basis and you shall fully indemnify us for any non-payment or late payment by the Customers.

13.	Stamp & Legal Fees	:	You shall bear all the stamp fees and legal costs (if any) incurred by us and by you in the negotiation, preparation, execution and registration of the above documents notwithstanding whether the facility is proceeded with or aborted.

14.	Change of Circumstance	:	If there is at any time in our opinion of any material adverse change in the affairs and financial condition of your firm/company and/or your guarantors, we shall - without prejudice to our right - demand for any such additional security as we may require and/or to increase the pricing of the aforesaid facilities and/or impose further terms and conditions.

15.	Change of Ownership	:	In the event of a material change in the ownership of the firm/company, we reserve the right to call for full immediate repayment of some or all the facilities.

16.	Periodic Review	:	(a)	This facility is subject to our periodic review and it shall be within our sole and absolute discretion to require any prepayments and/or call for additional security and/or impose any terms and conditions and/or to decide whether the facility shall be continued.

			(b)	Notwithstanding the foregoing provision, we reserve the right to terminate this facility at any time and this facility shall be repayable on demand.

17.	Pre-conditions of Facility Utiliwsation	:	(a)	You shall obtain a waiver from all debenture holder (if any) before activation of facility.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

(b)	The following documents shall be submitted for each advance:

(i)	Original/Certified True Copy Letter of Award/Purchase Order/Contracts/Quotations/Works Order/Invoices.

(ii)	Original/Certified True Copy Tax Invoice

(iii)	Payment Certificate/Service Entry Sheet

(c)	Execution of such other documents by you as deemed necessary by us or our solicitors.

18.	Other Conditions	:	(a)	All advances are to be credited to your account maintained at Maybank Singapore Limited.

			(b)	You shall submit to us for our onward transmission on your behalf 3 originals each of the Notification Letter in the form attached, addressed to each Customer. They are to be duly acknowledged by the factored Customers prior to the implementation of the Factoring facility.

			(c)	You shall notify all your Customers to remit all monies due into our Maybank’s Factoring collection account.

			(d)	You shall submit to us your annual financial accounts as soon as available or not later than 180 days from your fiscal year-end date.

			(e)	All terms and conditions of the Factoring Agreement are subject to amendment by us at our discretion from time to time.

			(f)	Any other terms and conditions as stipulated by us from time to time shall also apply.

19.	Taxes	:	Any goods and services tax and any penalties or other levies now or hereafter imposed by law (including but not limited to the Goods and Services Tax Act 1993) or required to be paid in respect of any monies payable to or received or receivable by us or any expenses incurred by us shall (except to the extent prohibited by law) be borne and paid by you and you shall reimburse us in full on demand for the said payments and until paid, interest shall be charged thereon at the rate of 1.5% per month or such other rate as may be prescribed from time to time by us.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

20. Rights of Consolidation & Set Off	In addition to any lien right of set-off or any other rights which we may have, we shall be entitled at any time without notice to you to combine or consolidate all or any of your accounts and liabilities, whether alone or jointly with any other person with or to the firm/Company anywhere or set-off or transfer any sum or sums standing in one or more of such accounts in or towards satisfaction of any of your liabilities whether alone or jointly with any other person to the firm/Company on any other account or in any other respect whether such liabilities be actual or contingent primary or collateral.

21. Collection, Use or Disclosure of Information	You irrevocably consent to and (where relevant) shall procure that all relevant individuals whose personal data has been disclosed to us (including authorised signatories and representatives) shall consent to us and our officers collecting, using and disclosing to any guarantor(s), co-debtor(s), co-mortgagor(s), joint-account holder(s), surety or any of our branch, related company or head office or any authority or potential assignee or transferee, or, where applicable, to each and all of your auditors from time to time appointed (past or present), information relating to the monies and other particulars relating to the Facilities and your accounts with us to the extent that the information is personal data, in connection with the purposes set out in the Maybank Data Protection Policy (accessible at: www.maybank2u.com.sg) or as otherwise required or permitted in accordance with applicable law.

22. Use of Facilities	All facilities granted in Singapore Dollars shall, unless otherwise agreed by us, be utilised only in Singapore.

23. Waiver	No delay or omission on Maybank’s part in exercising any of Maybank’s rights, powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights, powers or privileges shall not preclude subsequent enforcement of any such rights, powers or privileges which have, or have not been fully exercised.

In the event of inconsistency between the terms of this Letter of Offer and the Factoring Agreement, the terms of this Letter of Offer will prevail.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

ACCEPTANCE

To:	Maybank Singapore Limited

We refer to your Letter of Offer dated___________________.

We hereby:

(1)	Accept your offer of banking facilities on the terms and conditions above stated;

(2)	Authorise you to debit our account with your Branch below stated for all Facility and Annual fees, instalments, interest and/or other monies payable.

Our Account No	[Name of Branch]
Branch	[Name of law firm]____________
Our solicitors are	Address_________________
TeIe phone______________
Facsimi le_______________
Attention:_______________

/s/ Vivian Teo Jer Neng /s/ Ho Teck Hong
Signed by ________________________
for and on behalf of Vistek Pte Ltd
Date: ___________________________

Company’s Rubber Stamp

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VISTEK PTE LTD BR200300608D

Extract of Directors' Resolutions in writing passed on______________________ pursuant to the Company's Constitution.

RESOLVED:

(1)	That it is in the best interests of the Company to obtain and accept the offer of banking facilities ("Facilities") from Maybank Singapore Limited ("Maybank") on such terms and conditions and on the security as set out in Maybank's Letter of Offer dated 9th December 2020 (ref:CDU/EO(JL)/21VISTPT ), as may be supplemented, modified or amended from time to time (collectively referred to as "Letter of Offer") and the transactions described therein.

(2)	That approval be and is hereby given for the Company to accept the Letter of Offer and execute the acceptance to the Letter of Offer.

(3)	That Ho Teck Hong or Vivian Teo Jer Neng , whose specimen signatures appear herein, be authorised to accept, execute, sign and deliver the acceptance to the Letter of Offer and any notices, letters, agreements, forms, security documents or other documents in relation to any of the Facilities, the Letter of Offer, the transactions described therein or any facility or service made available by Maybank from time to time in relation to any of the Facilities for and on behalf of the Company including but not limited to approving on behalf of the Company any amendments, additions, modifications and/or variations to the Facilities and the Letter of Offer (which approval shall be conclusively evidenced by the signing or sealing thereof or a copy

/s/ Ho Teck Hong		/s/ Vivian Teo Jer Neng
Name	Ho Teck Hong	Name	Vivian Teo Jer Neng
Title	Director	Title	Director

(4)	That in the event that any security document or other document or instrument is to be executed by the Company pursuant to or incidental to the Facilities and the Letter of Offer as a deed, any director and the company secretary of the Company or any one or more directors of the Company be authorised to execute such security document and such other document and instrument as a deed on behalf of the Company in accordance with the Companies Act, Chapter 50 of Singapore or the Common Seal of the Company be affixed to such security document and such other document and instrument in accordance with the Constitution of the Company.

Certified True Extract

/s/ Ho Teck Hong		/s/ Vivian Teo Jer Neng
(Authorised Signatory)		(Authorised Signatory)
Director:	Ho Teck Hong	Director:	Vivian Teo Jer Neng
Date	_______________________

PRIVATE & CONFIDENTIAL	Maybank Singapore Limited
Our Ref: CDU/JL/21VISTPT	(UEN: 2O18O4195C)
J. Sultan Business Centre 200
Jalan Sultan, #01-02 Textile
5, January 2022	Centre, Singapore 199018 Tel:
+65 6293 8982 Fax: +65 62921463
www.maybank2u.com.sg

Vistek Pte Ltd

39 Woodlands Close #08-11

Mega@Woodlands

Singapore 737856

Dear Sirs and Madams

BANKING FACILITIES

We refer to our Letter of Offer dated 9 December 2020, as supplemented, modified or amended to date.

Subsequent to the review of your Facilities, we wish to inform you that clauses 2 and 8 of the above-mentioned Letter of offer shall be revised as follow:

2.	Interest Rate

Our SGD Prime Rate is currently 5.25% per annum.

Any Interest Rate(s) stated in this Letter of Offer (including any applicable margin, spread, commission, bank and other charges and costs) (“Applicable Rate”) may, at our absolute discretion from time to time and at any time, be varied, increased, adjusted, substituted or replaced (including a substitution or replacement of the Applicable Rate with such other rate as we may, at our absolute discretion, determine) and we will notify you of the effective date of the revision.

Without prejudice to the generality of the foregoing, if we determine that any Applicable Rate (including where any available tenor thereof is no longer representative) has or may cease to be published or provided or is or may be unavailable (temporarily, indefinitely or permanently), not appropriate or discontinued at any time, for any reason whatsoever, for the purpose of calculating the interest for any Facility, or the calculation methodology for the Applicable Rate has changed, we may, at our absolute discretion at any time, vary, substitute or replace (including varying, substituting or replacing the applicable rate, margin, calculation methodology or implementing any technical, administrative or operational changes relating thereto) such Applicable Rate (the “Revised Rate”) after giving due consideration to: (i) any designation, nomination or recommendation by a relevant nominating body; and (ii) generally accepted market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the administration of such Revised Rate exists, in such other manner of administration as we decide is reasonably necessary in connection with the administration of this Letter of Offer and all other documents applicable to the Facilities).

Following the determination of such Revised Rate(s), we will notify you of the effective date of application of such Revised Rate(s) together with such applicable margin, spread, commission, bank and other charges and costs applicable and, where appropriate, such other information (including details of any consequential modification, variation or amendment to this Letter of Offer) as we, in our absolute discretion, deem appropriate.

MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

Without prejudice to the generality of this clause, in the event of a market disruption, where the applicable Interest Rate (or any component thereof) for a Facility is determined by us to be no longer representative of our effective cost of funding of that Facility, we shall be entitled to review and certify a substitute Interest Rate which shall take effect from the date of certification and for so long as such event or circumstances continue to subsist.

Any determination, decision or election that may be made by us pursuant to this clause, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding in the absence of manifest error and may be made in our sole discretion and without consent from you, except, in each case, as expressly required pursuant to this clause 2.

Interest will be computed on a 360, 365 or 366-day basis as we may determine at our discretion.

If any day on which a rate of interest for a Facility is required to be determined is not an business day, the rate of interest on that Facility for that day will be the rate applicable to the immediately preceding business day.

Where a Facility is priced at an interbank rate, if that rate is less than zero, then that interbank rate shall be deemed to be zero.

8.	Security

8.1	BG facility and all monies owing shall be secured by:

(a)	Existing Charge on Fixed Deposit in the name of Vistek Pte Ltd for S$1,500,000 (and interest thereon) placed with us.

8.2	The Facilities (exclude BG) and all monies owing shall be secured by:

(a)	Fresh first legal Mortgage of 39 Woodlands Close #08-11 Mega@Woodlands Singapore (the "Property") for all monies which may be owing by you to us from time to time.

8.3	The Facilities and all monies owing shall be secured by:

(a)	Existing first fixed Charge over all your rights, benefits, interests and titles under, in and to all your present and future contracts financed by us, and the receivables, contract proceeds and all monies from time to time standing to the credit in your account(s) with us.

(b)	Existing continuing personal joint and several Guarantee for all monies by Vivian Teo Jer Neng and Ho Teck Hong.

Our SGD Prime Lending Rate is currently at 5.25% per annum. Interest rates are subject to our review and may be amended from time to time at our discretion.

All other terms and conditions stipulated in the above-mentioned Letter of Offer (unless expressly amended, modified, cancelled or communicated to you in writing) shall remain unchanged.

A person who is not a party to this etter may not enforce its terms under the Contracts (Rights of Third Parties) Act of Singapore.

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this letter within 14 days from the date hereof, together with a certified true extract of your Board Resolution, after which date, this offer shall lapse unless an extension has been requested for and agreed to by us.

We are pleased to be of continuing service to you.

Yours faithfully

for Maybank Singapore Limited

/s/ Sebastian Ng	/s/ Jaslyn Foo
Sebastian Ng	Jaslyn Foo
Head - Business Development J.	Business Development Manager J.
Sultan Business Centre	Sultan Business Centre

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

ACCEPTANCE

To:	Maybank Singapore Limited

We refer to your Supplemental Letter of Offer dated______________________.

We hereby:

(1)	Accept your offer of banking facilities on the terms and conditions above stated;

(2)	Authorise you to debit our account with your Branch below stated for all instalments, interest and/or other monies payable.

My/Our Account No	:	_____________________________________
Branch	:	[Name of Branch]
My/Our solicitors are	:	[Name of law firm]
Address ____________________
Telephone ____________________
Facsimi le ____________________
Attention: ____________________

Yours faithfully,

/s/ Ho Teck Hong
Signed by Ho Teck Hong
for and on behalf of Vistek Pte Ltd

Date: 10/01/2022

Company’s Rubber Stamp

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MAYBANK SINGAPORE LIMITED Ref: CDU/EO(JL)/21 VISTPT	Vistek Pte Ltd

Surety Confirmation

I/We refer to the Bank’s supplemental letter of offer dated ________________________ (“Letter of Offer”).

I/We are aware of the facilities granted by the Bank in the Letter of Offer (“Facilities”) and l/we agree to stand as surety(ies) in accordance with the terms and conditions stated in the Letter of Offer and the security documents signed and provided by me/us (“Security Documents”). I/We understand that if the borrower named in the Letter of Offer (“Borrower”) fails to pay any amount under the Facilities granted in the Letter of Offer, the Bank has the right to require me/us to pay any outstanding amount under the Facilities, together with any interest rate charged on the Facilities and all other related costs, up to such amount as l/we have agreed to provide as security for the Facilities. I/We are aware that the Bank may require me/us to pay without taking any legal action against the Borrower or selling or otherwise disposing of any assets provided as collateral for the Facilities. In addition, l/we understand that the Bank can take legal action against me/us if l/we fail to pay the amount claimed by the Bank under the Facilities. I/We confirm that the terms of the Letter of Offer have been duly explained to me/us in a language l/we understand and that l/we fully understand the said terms. I/We further confirm that l/we signed the Letter of Offer voluntarily and without any undue influence. I/We understand and acknowledge that it is in my/our best interests to obtain independent legal before standing as surety(ies) for the Borrower in respect of the Facilities.

/s/ Vivian Teo Jer Neng		/s/ HoyTeck Hong
Name Vivian Teo Jer Neng		Name: HoyTeck Hong
NRIC:	582782228	NRIC:	525577789
Date	10/01/2022	Date:	10/01/2022

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